Exhibit 10.12

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
240.24b-2

Work Statement NB-2

This Work Statement NB-2 is entered into as of February 21, 2013 pursuant to Section 2.1 of the Clinical Trial Services Agreement dated as of March 29, 2011, by and between Radius Health, Inc. (“Radius”) and Nordic Bioscience Clinical Development VII A/S (“NB”) (the “Agreement”).  Capitalized terms used in this Work Statement NB-2 and not defined in this Work Statement NB-2 are used with the meanings ascribed to them in the Agreement.  This Work Statement NB-2 is attached to and becomes, upon execution by both parties below, a part of the Agreement, and sets forth the specific terms and conditions relating to the Services and Deliverables described herein.

In consideration of the mutual promises contained in the Agreement and for other good and valuable consideration the receipt and adequacy of which each of the parties does hereby acknowledge, the parties hereby agree to the terms of this Work Statement NB-2 entitled: BA058-05-007 “A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis.”

This Work Statement NB-2 contains the following Attachments, each of which is made a part hereof:

Attachment A — Specifications/Key Assumptions/Services/Division of Responsibilities/Timeline Specifications

Attachment B — Budgets, Fees, Pass-through Costs, and Payment Schedule

Attachment C — Materials Provided by Either Party

Attachment D — Core Team Members/Key Personnel

Attachment E — Protocol or Protocol Summary

Attachment F — Reports and Information Management/Regular Meetings

Attachment G — Special Insurance

Attachment H - Transfer of Obligation

Attachment I — Clinical Trial Agreement Template

Attachment K -  Indemnity Letter Template

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the parties have executed this Work Statement NB-2 intending it to take effect as an instrument under seal as part of the Agreement as of February 21, 2013.

RADIUS HEALTH, INC.		NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

By:	/s/ B. Nicholas Harvey	By:	/s/ Bente Juel Riis

Name:	B. Nicholas Harvey	Name:	Bente Juel Riis

Title:	Chief Financial Officer	Title:	Chief Executive Officer

Date:	February 21, 2013	Date:	February 21, 2013

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment A

Specifications/Key Assumptions/Services/Division of Responsibilities/Timeline Specifications

Study Assumptions

Radius Health, Inc.

Protocol:  BA058-05-007, “A Randomized Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis”

Protocol Number	BA058-05-007
Number of active Sites:	9
Denmark	3
Estonia	1
Poland	2

USA	3
Back-up: 3 in Czech, 1 in Lithuania, 1 in Romania, Hong Kong	6
Number of Patients to be Screened:	500
Number of Patients to Enroll:	250
Enrollment Period:	See below
Treatment Period:	6 months
Safety Follow up Period	1 month
Visits per Completed Subject:	11
Nordic Involvement	19 months

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Clinical Trial Timeline

BA058-05-007 Milestones	Estimated Timelines
Nordic start study activity	1 April 2012
Regulatory Submissions	31 May 2012
First Regulatory Approval; estimated	26 July 2012 (non-US sites)
Last Regulatory Approval: estimated	1 October 2012 (Hong Kong)
IMP ready at EU sites	22 October 2012
First Patient screened	15 August 2012
First Patient Randomized at EU sites	22 October 2012
Last Patient Randomized	3 January 2013
Treatment Period	6m + 1m
Last Patient last treatment	15 July 2013
Last Patient Last Study Visit	15 August 2013
Database Lock	15 Sept 2013
Locked Database Transfer to Sponsor	15 Sept 2013
Site Close-out Visits	Oct 2013

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment B

Budgets, Fees, Pass-through Costs, and Payment Schedule*

BA058-05-007 Draft Protocol Synopsis (Synopsis BA058-05-007 DRAFT 14Mar12.doc)

Sponsor:	Radius Health, Inc.
Protocol ID:	BA058-05-007
Development Phase:	II
Disease:	Osteoporosis
Total # of Randomized Subjects (CCBR):	250	Numbers are adjusted for 7.5 % overall drop out (DO) = 231
PK/PD Study; *samples for BA058 on 250 subjects, samples for s-calcium on 250 subjects:	All	Adjusted for Drop Out
ECG pre-and post dose:	All	Adjusted for Drop Out
Bone Biopsy:	None
Expected Date of FPFV:	Q3-2012
Expected Length of Recruitment (months):	See above
Treatment Duration (months):	6 + FU (1 month)
Number of visits:	11
Number of Active Sites:	9

Page 1 of 2
RADIUS
BA058-05-007
Protocol 24 May 2012
Cost Proposal Version 24 January 2013

Sponsor:
Protocol ID:	BA058-05-007
Development Phase:	II
Disease:	Osteoporosis
Total # of Randomized Subjects:	250
PK Study	250
ECG pre- and 30 minutes post dose	185
ECG pre- and 60 minutes post dose	46
Bone Biopsy	0
Renal CT	0

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Total Budget	EURO
Clinic Activities (randomized and completed) (CCBR) (adjusted for 7.5% DO rate)	[*]
CRO Activities (Nordic Bioscience) (risk based monitoring, 231 subjects)	[*]
Central Lab Fee (Synarc Lab) (based on 7.5% DO rate, not include shipment, est Euro 400,000)	[*]
Calcium and Vitamin D supplement (purchased locally)	[*]
Extra patient visits due to drug supply delay	[*]
Total Budget (Euro)	3,601,718

USD
Central Imaging Reading (Synarc Imaging) (based on 7.5% DO rate, not include shipment, est USD 6,000)	257,853
Total Budget (USD)	257,853

Pass through Cost	EURO
Containers for 24-h urine collection	Included
Local Hematology Test’s	Included
Advertisement	Included
Monitoring Travel Expenses & Accommodations/ other travels	Included
Shipments of imaging and labs	Not included
Translation	Included
Investigator Meeting (TC)	Included
Submission Fee to ERC and CA	Not included
eCRF	Not included
Data Monitoring Committee	Not included
Patient insurance	Not included
Annual reports to the FDA	Not included
External advisory Board	Not included
Statistical Data analysis and Clinical Study Report	Not included

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Cash budget is Euro 3,601,718 and USD 257,853 = USD 4,940,086 with exchange rate 1.30.

The Bonus Equity Payment Amount budget is = USD 2,919,945.

The Cash budget will be paid as follows:

Euro		3,601,718
upfront		[*]
Enrollment (250)	[*]	[*]
treatment	[*]	[*]
Rest		[*]
USD		257,853
upfront		[*]
Enrollment (250)	[*]	[*]
treatment	[*]	[*]
Rest		[*]

•                  Euro 697,129 of the Euro cash budget and USD 51,571 of the USD cash was paid at signing of the LOI.

•                  During enrollment Euro [*] and USD [*] will be paid per randomized patient at CCBR sites for total Euro [*] and USD [*] based on 250 patients

•                  After enrollment Euro [*] and USD [*] will be paid on a monthly basis over [*] months starting after patient randomization is completed for total Euro [*] and USD [*]

•                  The balance of the Euro and USD cash budget of Euro [*] and USD [*] will be paid when the database is locked and transferred to and accepted by Radius.

The Equity budget will be paid in concert with the cash payment after the same model as for Work Statement NB-1 under a separate Stock Issuance Agreement modeled on the Amended and Restated Stock Issuance Agreement entered into by the parties as of May 16, 2011.

Pass through costs will be invoiced on a 3-monthly basis.

The pricing specified in this Budget is calculated based upon 231 subjects randomized and completed but will be adjusted for the number of completed patients  less than 231 subjects on a fully pro rata basis for the Clinic Activities Fee, the Central Lab Fee and the Central Imaging Reading Fee. However, the Cash Budget shall be reduced by an amount of Euro [*] per subject and the Bonus Equity Payment Amount shall be reduced by an amount of USD [*] per subject for Clinic Activities not performed at CCBR sites for any patients enrolled in the United States. Such reductions to be applied in pro rata installments to monthly payments after patient randomization is completed.   Otherwise, all pricing will be adjusted on a pro rata fashion to reflect the actual study activities completed by the study subjects.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment C

Materials Provided by Either Party

Trial Activities & Delegation of Responsibilities

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Sponsor & Service provider Governance
CCBR - Radius Governance Committee	✓	✓	Sponsor and Service provider will responsible for creating an Executive Governance Committee to oversee program strategy and implementation.
Clinical Trial Joint Development Team	✓	✓	Sponsor and Service provider will appoint members of the clinical trial joint development team to implement the clinical study.

Regulatory
IND/CTA Preparation	R	✓	Sponsor will be responsible to create all IND and CTA submission documents. Service provider will be responsible for any required translations for the CTA.
FDA IND Submission & Updates		✓	Sponsor will be responsible for all FDA submissions.
CTA Submissions & Updates	✓	A	Service provider will be responsible for all CTA submissions. Sponsor approval of the submissions is required prior to submission.
Health Authority, EC, IRB Queries & Response	✓	✓	Sponsor and Service provider will be responsible to provide responses to Health Authority, Ethics Committee, and IRB queries, if necessary.
EUDRACT Registration	✓	✓	Sponsor will be responsible to register the clinical study to obtain an EUDRACT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
number and service provider will create the XML file for submission.
Investigator’s Brochure		✓	Sponsor will be responsible to create the Investigator Brochure and any updates.
Clinical Study Protocol	R	✓	Sponsor will be responsible to create the study protocol, and any amendments, if necessary. Service provider will be responsible to review the study protocol and any amendments, if necessary.
Clinical Study Extension Protocol	R	✓

Sponsor will be responsible to create the Extension study protocol, and any amendments, if necessary. Service provider will be responsible to review the Extension study protocol and any amendments, if necessary.

Informed Consent Form (ICF, PIS)	✓	R	Service provider will be responsible to create the Informed Consent Documents and/or Patient Information Sheets. Sponsor will be responsible to review the ICF or PIS.
Ethics Committees/IRB Submissions & Updates	✓		Service Provider will be responsible for all country and site Ethics Committees and/or local IRBs submissions.
FDA SAE Submission & Follow Up(s)		✓	Sponsor will be responsible for FDA SAE submissions. See Health Authority reporting in Safety and Pharmacovigilance
Health Authority SAE Submissions & Follow Up(s)	✓	A

Service provider will be responsible for all Health Authority SAE submissions except FDA. Sponsor will be responsible for approving the HA submissions. See Health Authority reporting in Safety and Pharmacovigilance

Legal representative (if required)	✓		Service provider will be responsible to provide Legal Representative services, on behalf of the sponsor, if required by local regulation.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Regulatory & Study Documents translations	✓		Service provider will be responsible to provide all necessary document translations for regulatory and study documents.
Clinicaltrials.gov registration & management		✓	Sponsor will be responsible to register the clinical study on clinicaltrials.gov and manage the status of the study as required by regulation.
Clinical Trial Materials
BD Pen II Manufacture		✓	Sponsor will be responsible to manufacture to BD Pen injection device
BA058 80 mcg Cartridge Manufacture		✓	Sponsor will be responsible to manufacture the BA058 80 mcg cartridges.
BA058 50 mcg, 100 mgc, and 150 mcg Microneedle Patch Manufacture		✓
BA058 Placebo Microneedle Patch Manufacture		✓	Sponsor will be responsible to manufacture the BA058 placebo patches.
BA058/placebo transdermal patch and application tools		✓
Qualified Person for Drug Release		✓	Sponsor will be responsible to provide a Qualified Person (QP) for drug release in the EU, if necessary.
Study Drug Shipping		✓	Sponsor will be responsible for shipping study drug to the study centers.
Package Clinical Trial Materials		✓	Sponsor will be responsible to package the clinical trial material, including payment of any third party costs related to packaging.
Vitamin D & Calcium	✓		Service provider will be responsible to procure the Vitamin D & Calcium required to be taken concomitantly during the study.
Country specific labels	✓	✓	Sponsor will be required for labeling the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
study drug kits. Service provider will be responsible to provide label translation and review label prior to packaging.
Instructions for Use - BA058 BD Pen	R	✓

Sponsor will be responsible to create and provide an Instructions for Use for the BA058 BD Pen in English. Service provider will be responsible for translating the Instructions for Use, as required by local regulations.

BD 31g 8mm Needles		✓	Sponsor will be responsible to procure and supply the BD 31g 8 mm needles for use with the BA058 cartridges and pens.
Sharps containers	✓		Service provider will be responsible to provide each patient with a sharps container for disposal of study needles.
Alcohol Swabs	✓		Service provider will be responsible to provide each patient with alcohol swabs.
Tote Bags/Coolers	✓		Service provider will be responsible to provide each patient with tote bags and coolers.
Study Drug Release & Distribution (IVRS)		✓	Sponsor will be responsible to release study drug and distribute to clinical study sites. The sponsor will be responsible to contract an IVRS vendor.
Study Drug Reconciliation — Patient, Site, & Study	✓	R

Service provider will be responsible to perform drug accountability during the clinical study. Each study cartridge and transdermal foil pouch and vitamin D and calcium tablet will need to be accounted for during and at the end of the study for each patient at every clinical site. The patient and site drug reconciliation documentation will be sent to the sponsor for review on a regular basis.

Study Drug Destruction		✓	Sponsor will be responsible for final study drug destruction.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Study Drug: Import Broker, License & Requirements		✓

Sponsor will be responsible to provide all information necessary to import the study drug and clinical trial materials, as needed. Sponsor will be responsible to contract with a local customs or import broker to facilitate the import of clinical trial materials, if necessary.

Proforma Invoice		✓	Sponsor will be responsible to create the proforma invoices for importing study drug. Sponsor will be responsible to provide necessary information to complete the proforma invoice.
Clinical Trial Conduct
Data Safety Monitoring Board		✓	Sponsor will be responsible to create a Data Safety Monitoring Board for the clinical study.
Clinical Trial Project Plan	✓	A

Service provider will be responsible for developing a Clinical Trial Project Plan to identify the goals, objectives, timelines, milestones, organization chart, vendor list (including roles & responsibilities), and budget forecast and tracking for the clinical study. The Sponsor will be required to approve the clinical trial project plan prior to screening.

Clinical Trial Budget Forecasting & Tracking	✓	R	Service provider will be responsible for forecasting and tracking the trial expense and reporting to the Sponsor on a monthly basis.
Clinical Trial Insurance		✓	Sponsor will be responsible for obtaining and maintaining insurance for the clinical trial. Sponsor will be responsible to provide proof of insurance to the Service provider, as required.
Medical Monitoring	✓	R	Service provider will be responsible for medical monitoring. Sponsor will review Service provider’s performance and may

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
request adjustments.
Vendor Management - Labs, X-ray, Dexa,	✓		Service provider will be responsible for qualifying, contracting, payment for services, data collection, and quality and compliance for any service contracted out by the Service provider.
Vendor Management - PK, Antibody, Drug Manufacture/Package, IVRS, EDC		✓	Sponsor will be responsible for the vendor management of the PK sampling, Antibody testing, and Study drug manufacture, packaging, and/or procurement.
Vendor Payments	✓	✓	Sponsor and Service provider will be responsible to pay third party vendors to whom they have contracted required study services.
Patient Recruitment, Screening, Enrollment	✓	R

Service provider will be responsible for patient recruitment, screening, and enrollment. Service provider will provide, until enrollment completes, the Sponsor with a weekly update of cumulative number of patients recruited, cumulative number screened, number screened within the reporting week, number screened but not enrolled, number failed screening, and number enrolled.

Site Selection	✓ (ex-US)	✓ (US)

Service provider will be responsible for site identification and selection for participation in the clinical study. Sponsor will be responsible for approving the list of sites identified by the Service provider.

Site Management	✓		Service provider will be responsible for site management activities.
Site Confidentiality Agreements	✓ (ex-US)	✓ (US)	Service Provider will be responsible to collect Site Confidentiality agreements prior to communicating any study specific information. A copy of the CDA

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
will be sent to the Sponsor upon execution of the document..
Site Contract/Agreement	✓ (ex-US)	✓ (US)	Service Provider will be responsible to create and manage the Site Contracts. A copy of the Site Agreement will be sent to the Sponsor upon execution of the document..
Clinical Trial Monitoring & Plan	✓	A

Service provider will be responsible to create a clinical trial monitoring plan as per the Service provider’s SOP for Clinical Monitoring and monitor the clinical study conduct at the sites. The Sponsor is responsible for approving the monitoring plan prior to study start.

Clinical Trial Monitoring Reports	✓	R

Service provider will be responsible to create clinical trial monitoring reports that document the clinical trial monitoring visit. The clinical trial monitoring report will be generated using the format identified in the Service provider’s SOP. The monitoring reports will be made available to the Sponsor for review within 10-20 days of the monitoring visit.

Clinical Trial Monitors	✓	A	Service provider will be responsible to provide qualified clinical trial monitors to perform required monitoring duties.
Monitor Travel Expense	✓		Service provider will be responsible for monitoring expenses.
CRA Meetings	✓	R	Service provider will be responsible for scheduling, conducting, and creating meeting minutes for CRA meetings. The Service provider will include the Sponsor as a participant to the CRA meetings.
Sponsor Meetings	✓	✓	Sponsor and Service provider will be responsible for scheduling Sponsor Meetings on a weekly basis during enrollment and monthly after enrollment

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
completes. Meetings can also happen on an ad-hoc basis as required by the Sponsor or Service provider.
Sponsor Meeting Minutes	A	✓

Service provider will be responsible to create the meeting minutes for the Sponsor meetings and circulate a draft within 24 hours. Sponsor will review and provide comment within 24 hours. Meeting minutes will be required to be final within 72 hours.

Trial Staff Training	✓	R

Service provider will be responsible for training of all trial staff as well as documenting the training for new trial staff members. The training records will be made available for the Sponsor’s review.

Investigator Meeting & Training	✓	✓

Service provider will be responsible for planning and conducting the study investigator meetings. Sponsor will be responsible to assist in the preparation and approval of investigator meeting training materials.

Central Imaging Analysis (BMD)	✓		Service provider will be responsible to provide central imaging services to assess the protocol required measures for fracture, bone mineral density, and renal tissue mineralization and function.

Protocol Deviation & Waiver	✓	✓

Service provider will be responsible to identify and/or collect all protocol deviations. All violations will be reviewed by the Study Safety Officer and the Medical Monitor prior to deciding if the patient can participate in the study or must be excluded. Waivers should minimized and inclusion/exclusion criteria adhered to.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Sponsor Project Update Reports	✓		Service provider will be responsible to create monthly study status update reports.
Trial Master File	✓

Service provider will be responsible to create, maintain, and reconcile the trial master file including all required Essential Documents. At the end of the study, the trial master file will be sent to the Sponsor. The Sponsor will be responsible for archiving the trial master file.

Site Trial File	✓

Service provider will be responsible to insure the site trial file is complete at all times during the study. The Service provider will be responsible to reconcile the site file against the trial master file site file.

Investigator Site Payments	✓		Service provider will be responsible for all site payments.
Essential Document Collection	✓		Service provider will be responsible to collect and file all required GCP Essential Documents. The Essential Documents will be part of the trial master file.
Printing Study Documents	✓		Service provider will be responsible to print or contract printing services for all study documents for sites and patients.
Labs
Central or Local Safety Labs	✓		Service provider will be responsible for the central and safety lab vendor contracting, management, payments, sampling of patient samples, and reporting of sample results.
Central/Safety/Bone Marker Labs Data Reporting (SI Units)	✓		Service provider will be responsible for the transfer specification and transfer of lab data from the central labs. Service provider will be responsible for validating the transfer and reconciling the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
lab data with the study database.
Abnormal lab value flags	✓	A	Service provider will be responsible for creating flags for abnormal lab values. Sponsor will be responsible for the approval of the lab value flags.
Lab Specimen Management, Shipping & Reconciliation	✓		Service provider will be responsible for lab sample management, shipping, storage, and reconciliation.
Lab Manual	✓	A

Service provider will be responsible to develop a lab manual with lab collection, handling, and shipping instructions for distribution to the site. The Sponsor will be responsible to approve the lab manual prior to study start.

Lab Kits & Supplies	✓		Service provider will be responsible to provide the lab kits and supplies to the study sites.
Lab Sample Storage	✓		Service provider will be responsible for storage of lab samples until all lab data are final and reported.
Lab Sample Destruction	✓	A	Service provider will be responsible for destroying lab samples. Sponsor approval is required prior to destroying any lab samples.
Bone Marker Analysis & Data Reporting	✓		Service provider is responsible for the bone marker sample analysis and data reporting. The data transfer will be validated and reconciled with the study database.
PK & PK Data Reporting	✓ (sample collection & delivery)	✓ (analysis and reporting)	Sponsor will be responsible for PK sampling and data reporting.
Antibody (including NAbs) analysis & Data Reporting		✓	Sponsor will be responsible for Anti-drug antibody and neutralizing antibody sampling and data reporting.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Data Management
Data management plan	✓	A	Service provider will be responsible to create the Data Management Plan for the study upon approval of the CRF. Sponsor will be required to approve the plan before first patient first visit.
Annotated Case Report Form		✓	Sponsor will be responsible to create the Annotated Case Report Forms based on CDISC SDTM. .
CRF	A	✓	Service provider will be responsible to create the Case Report Forms for data entry. Sponsor will be required to approve the CRF during the eCRF user acceptance tests (eCRF screen review meetings).
CRF Completion Instructions	✓

Service provider will be responsible to create the CRF completion instructions and distribute to the study sites. Sponsor will be required to approve the CRF completion instructions prior to site distribution.

Data validation checks	✓	✓	Service provider will be responsible to create the data entry data validation checks. The data validation checks will be provided for Sponsor review.
Database Development, Testing, and Validation	R	✓

Service provider will be responsible for database development, testing, and validation in compliance with 21 CFR Part 11. BioClinica is responsible for the EDC database. Nordic saves the output files from this database. Nordic Bioscience will “only” do user acceptances testing of the EDC system not validating the EDC database.

EDC System User Acceptance Testing	✓		Service provider will be responsible for user acceptance testing the EDC system before it is release for production environment. Changes to the EDC system

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
during the study must be tested before released to production
Data Cleaning & Query Management	✓	R	Service provider will be responsible to manage the study data collection, data cleaning, and query management process.
Double Data Entry	NA		For paper-based CRFs, Service provider will be responsible to double data enter the CRF data into the study database.
Data Transfers Specifications	✓	✓

Service provider will be responsible to create the data transfer specifications for all data collected outside the study database from third party vendors. The data transfer specification will be provided for Sponsor review.

Data Transfers & Merge	✓	✓

Service provider will be responsible to collect and validate the external data transfer and merge the datasets into the study database. The data transfer specification will be provided for Sponsor : BioClinica is responsible for the EDC database. Nordic saves the output files from this database. Nordic Bioscience will “only” do user acceptances testing of the EDC system not validating the EDC database.review.

DSMB Data Preparation & Transfer	✓	✓

Service provider will be responsible to prepare for a DSMB meeting to clean the data and manage the queries and prepare a database transfer to the Sponsor’s statistician. The database transfer specification will be provided to the Sponsor for approval prior to the first data transfer.

Data Listings for Medical & Sponsor Review	✓	R

Service provider will be responsible to generate data listings for Medical and Sponsor Review during the study. The data listings will include: Reasons for Enrollment Failure (during screening; data will come from IVRS), Baseline

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Demographics (during screening), Adverse Events (monthly), Concomitant Medications (monthly), Study Drug Administration (monthly), , Abnormal Labs (monthly), Elevated Calcium (3 monthly monthly).
Data Coding (MeDRA, WHO Drug)	✓	A

Service provider will be responsible to code all Adverse Events, Medical History and Concomitant Medications with MeDRA and WHO Drug. Sponsor will be responsible to approve the coding of events and medications appropriately.

eCRF and Query Tracking	✓		Service provider will be responsible to manage and track site compliance with data entry by tracking CRFs and queries.
SAE Database Reconciliation	✓	✓

Sponsor and Service provider will be responsible to perform a reconciliation of the events in the safety and trial database. Service provider will perform an SAE reconciliation of the trial database with safety & pharmacovigilance reporting database prior to database lock. The Sponsor will be responsible to approve the SAE reconciliation has been performed accurately.

Local Tolerance Diary	A	✓	The Sponsor will be responsible to create the Local Tolerance Diary.
Drug Compliance Diary	A	✓	The Sponsor will be responsible to create the Drug Compliance Diary.
Patient CRFs for CSR (SAE or AE Discontinued)	✓		Service provider will be responsible to generate copies of the entire individual patient case report forms for all patients who had a serious adverse event or discontinued due to adverse event.
Investigator Signoff of Patient eCRF	✓		Service provider will be responsible to insure that the investigator has signed off on the patient case report forms that the data are reviewed and accurate.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Blinded Data Review Meeting with Sponsor	✓	A

Service provider will be responsible to provide the Sponsor with a completed database for blinded data review prior to database lock. Sponsor will be required to review and approve the database and data prior to database lock.

Database Lock	✓	A

Service provider will be responsible to lock the study database. Sponsor will be required to review and approve all changes or queries generated during the blinded study review meeting have been resolved and the database can be locked.

Data Transfer to Sponsor	✓		Service provider will be responsible to transfer the study data and database to the sponsor.
Data Archiving & PDF	✓		Service provider will be responsible to generate data and PDF for archiving. Service provider will be responsible to provide each study center a data archive for the sites’ patients.
Safety & Pharmacovigilance
Safety Monitor	✓	A	Service provider will be responsible to provide a Safety Monitor Medical Director to oversee and report on any serious adverse event.
Safety Plan	✓	A	Service provider will be responsible to develop a safety plan that documents the safety reporting process and health authority submission responsibilities.
Safety Reporting Database	✓	✓	Service provider will be responsible to enter serious adverse events data in a validated 21 CFR Part 11 compliant database provided by Sponsor.
SAE Site Reporting Form	✓	A	Service provider will be responsible to provide an SAE reporting form at the start of the study. This form will capture all the necessary reporting information requiring for submitting a CIOMS form

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
to the Health Authorities. Sponsor will be responsible to approve the SAE reporting form.
ICSR CIOMS Initial & Follow up Forms	✓	A	Service provider will be responsible to complete the CIOMS form for all initial and follow up Suspected Unexpected Serious Adverse Event
ICSR Tracking of Health Authority filings	✓	R

Service provider will be responsible to create a tracking tool for all reported serious adverse events and report status (i.e., initial, follow up, dates of submission). Study Safety Officer is responsible for performing routine review of AEs and SAEs and performing an analysis of similar events.

Serious Adverse Event Narrative	✓	✓

Sponsor and Service provider will be responsible to create the SAE narrative for reporting in the CIOMS and providing to the Medical Writer for the clinical study report. Sponsor is responsible for reviewing and approving the SAE narrative prior to approving the CIOMS for submission.

DSUR; Annual & Periodic Safety Update Generation & Filing	✓	✓	Sponsor is responsible for creating the DSUR and will submit it to the FDA. Service provider will be responsible to submit it to all other Health Authorities.
Health Authority Reporting	✓	✓

Sponsor will be responsible to submit SAE CIOMS Initial and Follow up to the FDA. Service provider will be responsible to submit the CIOMS Initial and Follow up to all other Health Authorities. Reports are required to be made within 7 or 15 days depending on the type of SAE identified in the Safety Plan.

SAE CIOMS Site Distribution	✓		Service provider will be responsible to notify the sites and distribute the CIOMS forms to the sites for reporting to local

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
ethics, as required.
SAE Reconciliation with Data Management	✓	✓

Sponsor and Service provider will be responsible to perform an SAE reconciliation of the trial database with safety & pharmacovigilance reporting database prior to database lock. The Sponsor will be responsible to approve the SAE reconciliation has been performed accurately.

Final Safety Report for HA, EC, IRB submission	✓	✓

Sponsor and Service provider will be responsible to create the final safety report at the end of the study, as part of the CSR. Sponsor will submit final safety report to FDA and NB to other HAs and ECs.

Statistics
Randomization Scheme		✓	Sponsor’s statistician will be responsible to create and maintain the randomization scheme only unblinding after database lock.
Statistical Analysis Plan		✓	Sponsor’s statistician will be responsible to create the Statistical Analysis Plan (SAP) prior to database lock.
Statistical Programming		✓	Sponsor’s statistician and statistical programmer will be responsible to develop the statistical programming for the analyses and TLFs
TLF Generation		✓	Sponsor’s statistician will be responsible to generate all tables, listings, and figures for the study.
Data Analysis		✓	Sponsor’s statistician will be responsible to perform the study analyses.
DSMB Table Generation		✓	Sponsor’s statistician will be responsible to generate the required tables and data for the DSMB.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Population PK Analysis Plan		✓	Sponsor’s statistician will be responsible to create the PopPK analysis plan prior to database lock.
Population PK Analysis		✓	Sponsor’s statistician will be responsible to generate the programming and analyses for the Population PK analysis.
Medical Writing
Clinical Study Report		✓	Sponsor’s Medical Writer will be responsible to write the clinical study report
CSR Narratives (SAE, AE Discontinuation)	✓	✓

Service provider’s Safety & Pharmacovigilance group will be responsible for generation the CIOMS forms during the clinical study. The Sponsor’s Medical Writer will be responsible for incorporating the narratives into the CSR.

Quality
CRO Qualification		✓	Sponsor will be responsible for qualification of the Service provider.
CRO GCP and systems audits		✓	Sponsor may be responsible, from time to time, to conduct Service provider GCP and systems audits.
Third party qualification and audit		✓	Sponsor may be responsible, from time to time, to conduct qualifications and audits for third party vendors.
Investigator site audits		✓	Sponsor may be responsible, from time to time, to conduct investigator site audits.
Health Authority inspections/audits	✓	✓

In the event of an Health Authority inspection of the Service provider or sites, the Service provider and Sponsor will be responsible for assisting with the inspection, providing responses to inspector requests, and drafting follow up responses to the inspection inquiries.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

✓ = Owner

A = Approve
R = Review

Activity Responsible
	Nordic Bioscience	Radius	Expectation
Clinical trial documents review and audit		✓	Sponsor may be responsible, from time to time, to review and/or audit the Service provider’s clinical trial documents (i.e., trial master files).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment D

Core Team Members/Key Personnel

The following core team members will conduct the services listed in Attachment A.

Sponsor will be notified of any changes to the core team member.

Study Safety Officer	Bente Juel Riis	[*]
Clinical Trial Leader	Jeppe Ragnar Andersen	[*]
Clinical Trial Manager	Morten Thorup Pedersen	[*]
Pharmacovigilance Manager	Bodil Simonsen	[*]
Clinical Data Managers	Henrik Bo Hansen	[*]
	Ole Eskildsen	[*]
Statistical Advisor	Inger Byrjalsen	[*]
Medical Coder	Lisbeth Heiden	[*]
Head of Central Laboratory	Per Qvist	[*]
Clinical Regulatory Coordinator	Lisa Thomsen	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment E

Protocol title and date

BA058-05-007 “A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis”, Dated 24 May 2012

BA058-05-007 Protocol Version 2, 24May2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CLINICAL STUDY PROTOCOL

A Randomized, Double-Blind, Placebo-Controlled, Phase 2 Study of BA058 Administered via a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis

This study will be conducted according to the protocol and in compliance with Good Clinical Practice, the ethical principles stated in the Declaration of Helsinki, and other applicable regulatory requirements.

Protocol Number:	Protocol BA058-05-007

EudraCT Number:	2012-001921-29

Protocol Date (Version):	24 May 2012 (Version 2.0) 3 May 2012 (Version 1.0)

Study Sponsor:	Radius Health, Inc. 201 Broadway Street, 6th Floor Cambridge, MA 02139, USA Tel: 617.551.4700. Fax: 617.551.4701

Sponsor Medical Monitor:	Louis Brenner, MD Chief Medical Officer, Radius Health, Inc. Tel: 617.551.4006. Fax: 617.551.4701. Email: [*]

Safety Officer	Bente Juel Riis, MD Medical Advisor, Nordic Bioscience A/S Tel: +45 22 90 13 17. Fax: +41 91 970 2988 Email: [*]

Contract Research Organization (CRO):	Nordic Bioscience A/S Herlev Hovedgade 207 2730 Herlev, Denmark Tel: +45 4452 5252. Fax: +45 4452 5251

Study Site:	Multi-center

Disclosure Statement:  This document contains information that is confidential and proprietary to Radius Health, Incorporated (Radius Health).  This information is being provided to you solely for the purpose of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

evaluation and/or conducting a clinical trial for Radius Health.  You may disclose the contents of this document only to study personnel under your supervision and/or to your institutional review board(s) or ethics committee(s) who need to know the contents for this purpose and who have been advised on the confidential nature of the document.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PROTOCOL SYNOPSIS

Title:  A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered via a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis

Protocol Number:  BA058-05-007

Phase: 2

Test Drug:  BA058 Transdermal

Study Objectives

The overall objectives of this study are to determine the clinical safety and efficacy of BA058 Transdermal in otherwise healthy postmenopausal women with osteoporosis as assessed by changes in bone mineral density (BMD) and serum markers of bone metabolism when compared to Transdermal Placebo and BA058 Injection (subcutaneous or SC).

The specific objectives are to:

•                  Determine the effects of six months of treatment with BA058 Transdermal on changes in lumbar spine BMD in otherwise healthy postmenopausal women with osteoporosis when compared to placebo.

•                  Determine the effects of six months of treatment with BA058 Transdermal on changes in hip and forearm BMD in otherwise healthy postmenopausal women with osteoporosis when compared to placebo.

•                  Determine the effects of six months of treatment with BA058 Transdermal on serum markers of bone formation and resorption in otherwise healthy postmenopausal women with osteoporosis when compared to placebo.

•                  Determine the pharmacokinetics, efficacy and safety of BA058 Transdermal when compared to BA058 Injection (SC).

•                  Determine the safety and tolerability of six months of dosing with BA058 Transdermal in otherwise healthy postmenopausal women with osteoporosis.

•                  Select a dose level of BA058 Transdermal for further clinical evaluation based upon BA058 Injection (SC) as a reference drug.

Study Population

Inclusion Criteria

Subjects must meet all of the following criteria to be eligible to participate in this study.

•                  The subject is a healthy ambulatory postmenopausal woman, not older than 85 years of age, with osteoporosis.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  The subject has been postmenopausal for at least 5 years.  Postmenopausal status will be established by a history of amenorrhea for at least 5 years or documentation of surgically induced menopause.

•                  The subject has a BMD T-score < -2.5 at the lumbar spine or hip (femoral neck) by dual energy x-ray absorptiometry (DXA).(1)

•                  Subjects may also be included if they have a BMD T-score of < -2.0 and a prior low-trauma forearm, humerus, vertebral, sacral, pelvic, hip, femoral, or tibial fracture within the past 5 years, or who have an additional risk factor such as age 65 to 85, or a strong maternal history of osteoporosis defined as a fracture related to osteoporosis or a diagnosis of osteoporosis.

•                  The subject is in good general health as determined by medical history and physical examination (including vital signs), has a body mass index (BMI) of 18.5 to 33, inclusive (refer to Appendix 14.3) and is without evidence of clinically significant medical abnormality in the opinion of the Investigator.

•                  The subject has serum calcium (albumin-corrected), PTH (1-84), serum phosphorus and alkaline phosphatase values all within the normal range during the Screening Period.  Subjects with minor elevations or reductions in serum calcium may be enrolled if serum ionized calcium is normal. Any subject with an elevated alkaline phosphatase value, and who meets all other entry criteria, would be required to have a normal bone-specific alkaline phosphatase result to be enrolled.

•                  The subject has a serum 25-hydroxy vitamin D value >15 ng/mL (37.4 nmol/L) and within 3 times the upper normal range.

•                  The subject’s resting 12-lead electrocardiogram obtained during screening shows no clinically significant abnormality and a QTc <470 msec (Bazett’s correction).

•                  The subject’s systolic blood pressure is >100 and <155 mmHg, diastolic blood pressure is >40 and <95 mmHg, and heart rate is >45 and <100 bpm.

•                  The subject has no clinically significant abnormality of serum hemoglobin, hematocrit, WBC and platelets, or serum biochemistry: electrolytes, renal function, liver function and serum proteins.

•                  The subject has read, understood, and signed the written informed consent form and is capable of complying with the protocol requirements.

Exclusion Criteria

Subjects with any of the following characteristics will not be eligible to participate in the study.

General exclusion criteria:

•                  The subject has a BMD T-score < -5.0 at the lumbar spine or hip (femoral neck).

•                  Presence of abnormalities of the lumbar spine that would prohibit assessment of spinal BMD, defined as having at least 2 of the 4 vertebrae within L1-L4 radiologically unevaluable.

(1)  DXA examinations that are up to three months old at screening using the appropriate equipment may be used as the baseline scan.  Eligibility will be determined using the actual BMD values in g/cm2.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  Unevaluable hip BMD or subjects who have undergone bilateral hip replacement (unilateral hip replacement is acceptable).

•                  History of bone disorders (e.g., Paget’s disease) other than postmenopausal osteoporosis.

•                  History of previous chronic radiotherapy (radiation therapy) other than radioiodine.

•                  History of chronic or recurrent renal, hepatic, pulmonary, allergic, dermatologic, cardiovascular, gastrointestinal, endocrine, central nervous system, hematologic or metabolic diseases, or immunologic, emotional and/or psychiatric disturbances to a degree that in the opinion of the investigator would interfere with the interpretation of study data or compromise the safety of the subject.

•                  History of significantly impaired renal function (serum creatinine >177 µmol/L or >2.0 mg/dL).  If the serum creatinine is >1.5 and <2.0 mg/dL (>0.13 and <0.18 mmol/L), the calculated creatinine clearance (Cockcroft-Gault) must be >37 mL/min.

•                  History of any cancer within the past 5 years (other than basal cell or squamous cancer of the skin).

•                  History of osteosarcoma at any time.

•                  History of nephrolithiasis or urolithiasis within the past five years.

•                  Decrease of 20 mmHg or more in systolic blood pressure or 10 mmHg or more in diastolic blood pressure from supine to standing (5 minutes lying and 3 minutes standing) and/or any symptomatic hypotension at screening

•                  Subjects known to be positive for Hepatitis B, Hepatitis C, HIV-1 or HIV-2.  Testing is not required in the absence of clinical signs and symptoms suggestive of HIV infection or acute or chronic hepatitis.

Medication-related exclusion criteria:

•                  Known history of hypersensitivity to any of the test materials or related compounds.

•                  Prior treatment with PTH or PTHrP drugs, including BA058.

•                  Prior treatment with bisphosphonates or strontium in the past five years, or prior treatment with gallium nitrate, or with a bone-acting investigational agent at any time.  Subjects who have had a short course of bisphosphonate treatment (3 months or less) and/or were intolerant of the treatment are not excluded from study participation.

•                  Prior treatment with denosumab, calcitonin, SERMs (such as raloxifene or tamoxifen), tibolone, or anabolic steroids in the past 12 months.  Estrogens administered as hormone replacement therapy (HRT), with or without progestins, are not exclusionary as long as a steady dose is maintained.

•                  Treatments with anticonvulsants that affect vitamin D metabolism (phenobarbital, carbamazepine or primidone) or with chronic heparin within the 6 months prior to the Screening Period.

•                  Daily treatment with oral, intranasal or inhaled corticosteroids above the equivalent of 5 mg oral prednisone one per day within the 12 months prior to the Screening Period.  Occasional use of corticosteroids (<3 months for seasonal allergies or asthma) is not exclusionary.

•                  Exposure to general anesthesia within the four weeks prior to the Screening Period.

•                  Exposure to an investigational drug within the 12 months prior to the Screening Period.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lifestyle-related exclusion criteria:

•                  Abnormal nutritional status (abnormal diets, excessive or unusual vitamin or herbal intakes, malabsorption, significant recent weight change), vitamin D intake of >4,000 IU/day or vitamin A intake of >10,000 IU/day.

•                  Subject is known to abuse alcohol or use illegal drugs within 12 months of the Screening Period.

Study Design and Methodology

Number of Subjects

A total of 240 subjects are planned to be enrolled in the study in up to 15 medical centers.

Design

This study is designed as a randomized, double-blind, placebo- controlled, dose-finding study of BA058 Transdermal in four dose presentations (including placebo) for the treatment of postmenopausal women with osteoporosis, using BA058 Injection (SC) at a dose of 80 µg as a reference drug for optimal Transdermal dose selection for future development.

A total of 240 eligible subjects will be randomized equally to receive one of five treatment regimens.  BA058 Transdermal at daily doses of 0 µg (Transdermal Placebo), 50 µg, 100 µg and 150 µg with a wear time of five minutes, or BA058 Injection (SC) each administered daily for six months.  All study medication will be administered to the periumbilical region.

Treatment with BA058 Transdermal or Transdermal Placebo will remain blinded to all parties throughout the study.  Because BA058 Injection (SC) is administered subcutaneously rather than transdermally this treatment arm will not be blinded. However, centralized readers of the dual energy x-ray absorptiometry (DXA) results will be blinded to treatment assignment as will the results of bone marker analysis.

The randomization will be managed by an interactive voice/web response system (IVR/IWR).  Following training by the site personnel, study medication will be self-administered by the subject daily for a six month period.  Subjects unable to self-administer the study medication may be dosed by a third party after appropriate training of that person by the study site personnel.

Subjects who remain eligible for study participation will be randomized on Day 1 to treatment in one of the five treatment regimens shown in Table 1, below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Treatment Group	Study Medication	Daily Dose	Route of Administration	Wear time	No. of Subjects
1	Transdermal Placebo	0 µg	Transdermal	5 minutes	48
2	BA058 Transdermal	50 µg	Transdermal	5 minutes	48
3	BA058 Transdermal	100 µg	Transdermal	5 minutes	48
4	BA058 Transdermal	150 µg	Transdermal	5 minutes	48
5	BA058 Injection (SC)	80 µg	Subcutaneous	N/A	48
Table 1					Total	240

Study Visits

The study consists of a Screening Period, a Pretreatment Period, a Treatment Period and a Follow-up Period.  The study periods are summarized in Table 2, below.

Table 2

Study Period	Duration of Study Period*	Scheduled Visits (#)	Study Treatment
Screening	Up to 2 months	1-2	None (vitamin D in subjects with low vitamin D at baseline)
Pretreatment	Up to 2 weeks	1	Vitamin D and calcium
Treatment	6 months	8	Vitamin D, calcium, Study Medication
Follow-up	1 month	1	Vitamin D and calcium
Total	9-10 months	11-12

* For the purposes of this study one month is equal to 30 days.

The first self-administration of study medication is to occur at the clinical site under observation.  On the days of clinic visits, study medication must be administered in the clinic to accommodate pre- and post-administration procedures.  In addition, on days of clinic visits, study personnel will evaluate the application/injection site and patch adhesion (if applicable) using the same scales used by the subject.  This information is to be entered into the e-CRF and source documents.  Upon the removal of the transdermal patch on the days of clinic visits, the used patch will be carefully replaced into the collar assembly using minimal manipulation and will be frozen (-20ºC) for return to the manufacturer (3M, St. Paul MN) for further inspection and analysis (Refer to the study operations manual for detailed instructions).  On the days when study medication is administered in the subject’s home, the subject is to dispose of the used patch in a

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sharps container and maintain the foil pouch for return to the study center for accountability purposes.  Subjects randomized to the BA058 Injection arm should bring their used and unused BA058 Injection cartridges to each clinic visit for accountability purposes.

Procedures and Assessments

Complete details of the study assessments are provided in Section 7.0 and Appendix 14.1.  Appendix 14.2 provides a detailed list of activities for each study visit.

Safety

Safety evaluations include physical examinations, vital signs, 12-lead ECGs, clinical laboratory tests and monitoring and recording of adverse events.  Transdermal patch application and subcutaneous injection sites will be graded to assess local tolerance to study medication.

The occurrence of anti-drug antibodies will be assessed at the completion of the study.  Serum samples will be drawn on Day 1 and Month 6, and additional samples will be collected at Month 1 and Month 3 and retained for assay as needed in those subjects whose samples are confirmed positive for the presence of anti-BA058 antibodies(2) based on the 6 Month sample.  Subjects who test positive will be retested at 6 months and again at 12 months post-study completion under a separate Safety Surveillance protocol.

Pharmacodynamics

BMD will be measured by DXA during Screening (hip [femoral neck] and spine), Day 1 (wrist) and during the Treatment Period at Month 3 and Month 6 (lumbar spine, hip [femoral neck] and wrist).

The bone formation markers N-terminal propeptide of type 1 procollagen (PINP), C-terminal propeptide of type 1 procollagen (PICP), bone specific alkaline phosphatase (BSAP) and serum osteocalcin) will be assessed by analysis of blood samples.  Serum C-telopeptides of type 1 collagen (CTXI) a marker of bone resorption will also be measured and reported.  Bone markers will be assessed at Day 1, Month 1, Month 3 and Month 6.

Pharmacokinetic (PK) Analysis

All subjects (both transdermal and subcutaneous) will have BA058 trough levels drawn prior to dosing on Day 1, Day 8 and Month 3.  BA058 peak levels will be drawn at 10 and 20 minutes post dose on Day 1, Day 8 and Month 3.

Treatments Administered

If not already taking calcium and vitamin D supplements at the time of screening, each subject will also begin taking Vitamin D and calcium supplements at the start of the Pretreatment Period

(2)  The samples will be retained on site or shipped to the centralized facility.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and will continue throughout the Follow-up Period.  Supplements will be provided by the study site.

BA058 is an analog of the first 34 amino acids of human Parathyroid hormone related peptide (hPTHrP[1-34]).  BA058 Transdermal (50 µg, 100 µg and 150 µg) and Transdermal Placebo (0µg) will be supplied as individually packaged coated transdermal arrays attached to a self-adhesive backing and mounted in a supportive cylindrical collar for use with the supplied applicator.  All transdermal patches are supplied as identical presentations individually packaged for once-daily self-application.  BA058 Injection will be supplied as a multi-dose cartridge for use with a pen injector.  Further details for BA058 Transdermal, the BA058 Transdermal Placebo and BA058 Injection are provided in Section 5.0.

Endpoints and Data Analysis

Demographics and baseline characteristics of the subject population will be summarized.  Treatment groups will be assessed for uniformity at baseline (baseline characteristics, medical history, physical examination, vital signs, ECG and parathyroid hormone [PTH] level).

The efficacy endpoints to be assessed are:

•                  Change in BMD across 6 months of treatment;

•                  Changes in levels of PINP, PICP, BSAP, osteocalcin and CTXI across 6 months of treatment.

Safety analyses will include the incidence and severity of adverse events by treatment, dose and cumulative exposure and pathological changes in hematology, chemistry and urinalysis data.  Serum calcium and phosphate will be measured 4 hours post-dose at study visits occurring on Day 1, Day 8, Month 1, Month 2, Month 3, Month 4 and Month 5.

Changes in physical examination, vital signs, ECG and clinical laboratory will be descriptively summarized.  Laboratory tests will be classified as low range, normal range, or high range and shift frequencies summarized between the Baseline result and the End of Treatment Visit.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Optimal Dose Selection

Following formal analysis of the efficacy and safety data of the study, the dose(s) to be carried forward into further development of BA058 Transdermal will be determined on the basis of the following considerations:

•                  Efficacy as assessed by analysis of changes in vertebral BMD

•                  Efficacy as assessed by analysis of serum anabolic bone markers

•                  Safety as assessed by serious adverse event frequency or occurrence of other adverse events of concern; including the relative frequency of hypercalcemia

•                  Overall risk: benefit profile as determined by the integrated assessment of the above safety and efficacy parameters.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment F

Reports and Information Management/Regular Meetings

The Project Committee for Work Statement NB-2 shall be composed of the following members from Radius and the following members from NB:

Radius Members:  (1) Nicholas Harvey, (2) Louis Brenner and (3) Michael Wyzga.

NB Members:  (1) Bente Juel Riis and (2) Claus Christiansen.

The Committee will meet on the telephone when needed and in person when appropriate.

Work Statement NB-2

Attachment G

Special Insurance

Radius will maintain insurance with respect to the following jurisdictions during the conduct of the clinical study that is the subject of Work Statement NB-2.

			Local Policy	Local Policy	Primary Policy Limit
Country	Protocol	Policy Period	Limit	Sublimit	(Aggregate)
MASTER US POLICY		January 30, 2013 - January 30, 2014	$10,000,000	N/A	$10,000,000

DENMARK	BA058-05-007	May 15, 2012 - November 15, 2013	€5,000,000	NONE	$10,000,000

ESTONIA	BA058-05-007	May 15, 2012 - November 15, 2013	€5,000,000	NONE	$10,000,000

POLAND	BA058-05-007	May 15, 2012 - November 15, 2013	€4,000,000	NONE	$10,000,000

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement NB-2

Attachment H

Transfer of Obligation

See Work Statement NB-2 Attachment C.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment I

Form of Enterprise CTA

CLINICAL TRIAL AGREEMENT WITH INVESTIGATOR

Protocol No. BA058-05-007

This Clinical Trial Agreement (“Agreement”) is entered into by and among CENTER FOR CLINICAL AND BASIC RESEARCH A/S, Telegrafvej 4, 1, 2750 Ballerup, Denmark (“CCBR”) on behalf of itself and its ten [affiliated][controlled] Clinical Study Sites listed below and Nordic Bioscience A/S, Herlev Hovedgade 207, 2730 Herlev, Denmark (“Nordic Bioscience”), representing the interests of Radius Health, Inc. (“Sponsor”) concerning:

BA058-05-007 “A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Presented as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis” which will guide the performance of the Study, has been prepared by Radius and Nordic Bioscience and accepted by the Clinical Study Sites.

CCBR has the legal authority to bind the following clinical study sites (the “Clinical Study Site(s)”):

1.                        CCBR-Ballerup, Ballerup Byvej 222, DK 2750 Ballerup, Denmark

2.                        CCBR-Ålborg, Hobrovej 42D, DK-9000 Ålborg, Denmark

3.                        CCBR-Vejle, Orla Lehmannsgade 1, DK-7100 Vejle

4.                        CCBR-Tallinn, Pärna 4, 10128 Tallinn, Estonia

5.                        CCBR-Vilnius, Smélio 20, Vilnius, Lithuania

6.                        CCBR-Bucharest, 2-4 Aleea Buchetului, sector 3, bl. C2, Bucharest, Romania

7.                        CCBR-Rio de Janeiro, Rua Meno Barreto, Botafogo, Rio de Janeiro, Brazil

8.                        CCBR-Sao Paolo, Avenida Indianópolis nº 1005, Moema. São Paulo - SP - ZIP CODE: 04063-002

9.                        CCBR-Pardubuce, Masarykovo náměstí 2667, 530 02 Pardubice, Czech Republic

10.                 CCBR-Brno, Hybešova 18, 60200 Brno, Czech Republic

11.                 CCBR-Prague, Vinohradská 1597/174 Praha 3 — Vinohrady 130 00 Czech Republic

12.                 CCBR-Warsaw, Al. Dzieci Polskich PL04-730 Warsaw

13.                 CCBR-Lodz, Al Pilsudskiego 9 90-368 Lodz Poland

14.                 CCBR Hong Kong, Center for Health and Medical Research, Hong Kong, 6 Floor, Tower II, New World Tower, 18 Queen’s Road Central, Hong Kong

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.       CCBR-Buenos Aires, Fitz Roy 2468 1st floor Buenos Aires, Argentina

WHEREAS, the Clinical Study Sites each employ a Principal Investigator and are willing to conduct a clinical trial (the “Study”), in accordance with the above-referenced Protocol and Nordic Bioscience requests each Clinical Study Site to undertake such Study;

NOW THEREFORE, the parties agree as follows:

1.                    SCOPE OF WORK

Nordic Bioscience hereby appoints each of the Clinical Study Sites to conduct the Study, and each of the Clinical Study Sites, each having a Principal Investigator who is an employee of such Clinical Study Site, undertakes that such Clinical Study Site’s employees, agents, and staff shall carry out the Study in a professional, competent manner in accordance with the terms of the Protocol and this Agreement. Each of the Clinical Study Sites hereby confirms that it has enough time and resources to perform the Study according to the highest quality standards.

The Principal Investigators shall each review all case report forms (“CRFs”) for Study subjects enrolled at the applicable Clinical Study Site to ensure their accuracy and completeness, shall review and understand the information in the investigator’s brochure, shall ensure that all informed consent requirements are met, and shall ensure that all required reviews and approvals (or favorable opinions) by applicable regulatory authorities and Independent Ethics Committees (“ECs”) are obtained. The Clinical Study Sites and the Principal Investigators shall each ensure that all clinical data are accurate, complete, and legible.

2.                    PERFORMANCE PERIOD AND ENROLLMENT OF STUDY SUBJECTS

The Study will commence upon execution of this Agreement and will continue until completion of the Study as required by the Protocol (including any amendments thereto), unless this Agreement is terminated earlier pursuant to Section 14 hereof.

The Study will involve the enrollment and completion of a maximum of Two Hundred Forty (240) evaluable study subjects meeting all Protocol eligibility requirements and protocol procedures (the “Study subjects”). Nordic Bioscience shall not be obligated to pay any sums for tests performed on Study subjects who do not meet all Protocol eligibility criteria or for additional study subjects who are enrolled in the Study without Nordic Bioscience’s prior written approval.

Nordic Bioscience will close study subject enrollment into the Study when the Protocol-specified target number of study subjects have been enrolled at all Clinical Study Sites. Therefore, study subject enrollment into the Study may be closed before a specified number of study subjects have been enrolled at any particular Clinical Study Site.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Nordic Bioscience will provide financial support for the Study conducted at the Clinical Study Sites according to the terms specified in Schedule A.

3.                    DATA

Sponsor shall own all data and work product relating to the Study, including all CRF’s, data, documentation, information, materials and results in whatever form generated during the conduct of the Study. Each of the Clinical Study Sites and/or the Principal Investigators shall ascertain that it may store data in a computerized form and also that it is entitled to transfer all such computerized data to Nordic Bioscience. Each of the Clinical Study Sites may use the data and work product it generates under this Agreement solely for purposes of performing the Study in accordance with the terms of this Agreement.  Each of the Clinical Study Sites and/or the Principal Investigators shall promptly and fully produce all data, records and information relating to the Study to Nordic Bioscience and the Sponsor and their representatives during normal business hours, and shall assist them in promptly resolving any questions and in performing audits or reviews of original subject records, reports, or data sources. Each of the Clinical Study Site agrees to cooperate with the representatives of Nordic Bioscience and Sponsor who visit the Clinical Study Site.

4.                    COST AND PAYMENT

Cost and payment terms are set forth in Schedule A attached to this Agreement and incorporated herein by reference. Each of the Clinical Study Sites agrees to provide Nordic Bioscience with all requests for payment under the terms set forth in Schedule A within six (6) months of Study completion by Clinical Study Sites under the terms of this Agreement. Nordic Bioscience shall not be obligated to make any payments to Clinical Study Sites after this six (6) month period has expired.  Study completion is defined herein as Nordic Bioscience has received all data and no further follow up is necessary with the Clinical Study Sites.

5.                    CONFIDENTIAL INFORMATION

During the term of this Agreement and for a period of five (5) years after completion of the Study, the Clinical Study Sites and the Principal Investigators shall not disclose or use for any purpose other than performance of the Study, all information (including but not limited to the terms of this Agreement, the Protocol, CRF’s, and any secrets, know-how, privileged records or other confidential or proprietary information and data disclosed to the Clinical Study Sites), and materials (including, but not limited to, the Study Drug and comparator products), provided to the Clinical Study Site by Nordic Bioscience, Sponsor, or their agents, and all data, reports and information, relating to the Study or its progress developed by the Clinical Study Sites and/or the Principal Investigator under this Agreement (the “Confidential Information”). Sponsor shall own the Confidential Information.  The Clinical Study Sites and the Principal Investigators shall keep the Confidential Information strictly confidential and shall disclose it only to those personnel involved in conducting the Study on a need-to-know basis. These confidentiality obligations shall not apply to Confidential Information to the extent that it: (a) is or becomes publicly available through no fault of the Clinical Study Site; (b) is disclosed to the Clinical Study Site by a third party not subject to any obligation of confidence; (c) must be disclosed to ECs, or applicable regulatory authorities; (d) must be included in any subject’s informed consent form; (e) is published in accordance with Section 6; or (f) is required to be disclosed by applicable law.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.                    PUBLICATIONS

6.1.                            Any and all results of the Study shall be the sole property of Sponsor.  Sponsor will have the right to use the results of the Study in any manner deemed appropriate to Sponsor’s business interest and Sponsor and Nordic Bioscience will each have the right to report the names of the Clinical Study Sites as required by law or governmental regulation. Neither Sponsor nor any party to this Agreement, however, will use another party’s (or Sponsor’s) name in advertising, promotions, or other commercial material without the other party’s (or Sponsor’s) express written permission, except that Nordic Bioscience and Sponsor may quote from and/or reference any publications resulting from the Study authored by, or reviewed and approved by the Clinical Study Sites.

6.2.                            It is the intention to publish the Study results in scientific journals.  Any publication of Study results or data shall be made in accordance with the provisions of Section 11.2 of the Protocol.

7.                    LICENSE

7.1.                            Each Clinical Study Site and Principal Investigator acknowledges that Sponsor owns all proprietary and intellectual property rights in the Study Drug and the related materials being provided to the Principal Investigator and the Clinical Study Site pursuant to this Agreement, including but not limited to the Protocol and the CRF’s produced in the performance of the Study (collectively, “Sponsor Technology”).  Each Clinical Study Site and Principal Investigator agrees to take no action inconsistent with Sponsor’s ownership of such proprietary and intellectual property rights.  It is agreed that neither Nordic Bioscience (including Sponsor) nor the Clinical Study Sites transfers to the other by operation of this Agreement any patent right, copyright right, or other proprietary right of either party, except as contemplated by Section 7.2.  Each Clinical Study Site and Principal Investigator agrees to disclose promptly and fully to Nordic Bioscience all creative ideas, developments, discoveries, methodologies, improvements and inventions, whether or not patentable, arising as a direct result of the work performed under the Study. The Sponsor, acting through Nordic Bioscience, hereby grants each of the Clinical Study Sites a nonexclusive, non-transferable, royalty-free license to use the Study Drug and Sponsor Technology at the Clinical Study Site solely for purposes of conducting the Study.  Neither the Clinical Study Site nor the Principal Investigator will use or permit use of Study Drug or Sponsor Technology by any third party for any purpose other than the completion of the Study without Sponsor’s prior written permission

7.2.                            If a Clinical Study Site, as a direct consequence of the work on the Clinical Study, conceives or reduces to practice any new invention, then: (i) if such invention is conceived or reduced to practice solely by the Clinical Study Site, it shall be owned by the Clinical Study Site and (ii) if such invention is conceived or reduced to practice by the Clinical Study Site and Sponsor or Clinical Study Site and Nordic Bioscience, it shall be jointly owned by the Clinical Study Site and Sponsor or Clinical Study Site and Nordic Bioscience.  All of the Clinical Study Site’s rights to any new invention related to a new use for the Study Drug will be licensed to Sponsor, upon its request and on commercially reasonable terms.  For new inventions which are not related to a new use for the Study Drug, Clinical Study Site grants Sponsor a first option to obtain an exclusive license to any invention owned in whole or in part by the Clinical Study Site, which shall be negotiated by the parties and contain commercially reasonable terms.  Such option shall be exercisable for a period of six (6) months from the date the Clinical Study Site discloses the invention to Sponsor. . Clinical Study Sites will fully cooperate with Nordic Bioscience in obtaining whatever patent protection may be available on inventions, ideas, and developments arising from their work on the Study, and will further cooperate with Nordic Bioscience in executing all documents deemed necessary by Nordic Bioscience or Sponsor for purposes of procuring such patent protection.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3.                            Each Clinical Study Site hereby represents and warrants to Nordic Bioscience that all personnel affiliated with the Clinical Study Site and participating in the Study, including the applicable Principal Investigator, are subject to written agreements requiring them to disclose and assign any new invention to the Clinical Study Site.

8.                    USE OF NAME (ADVERTISING)

The Clinical Study Sites and/or Principal Investigators shall obtain prior written consent from Nordic Bioscience before using the name, symbols or marks of Nordic Bioscience or Sponsor in any form of publicity in connection with the Study.  If any of the Clinical Study Sites or Nordic Bioscience is legally required to make any disclosure that identifies the existence or terms of the Agreement, then either may do so without prior written consent from the other but the applicable Clinical Study Site(s) must notify Nordic Bioscience within five (5) business days of such disclosure.

9.                   CHANGES TO THE PROTOCOL

9.1.                            Subject to Section 9.2, any changes to the Protocol may be made only with the prior agreement of the Sponsor. If these changes will affect the cost of the Study, Nordic Bioscience shall provide the Clinical Study Sites with a written estimate of such change in Study cost.

9.2.                            If generally accepted standards of Good Clinical Practice relating to the safety of study subjects require a deviation from the Protocol, these standards will be followed. Any party who becomes aware of the need for a deviation from the Protocol will immediately notify the other parties to this Agreement and the Sponsor of the facts causing the deviation as soon as, the facts are known to that party but no such deviation or change shall be implemented without the prior written approval of Nordic Bioscience and Sponsor; Nordic Bioscience and Sponsor shall promptly confer and provide a prompt written response regarding any deviation proposed pursuant to this Section 9.2.

9.3.                            Clinical Study Site shall coordinate, and shall cause each Principal Investigator to coordinate, with the relevant institutional review board or ethics committee (the “EC”) to obtain the EC’s written approval of such Principal Investigator’s conduct of the Study at Clinical Study Site, including approval of the Protocol and informed consent form to be executed by all subjects enrolled by Principal Investigator in the Study (the “Informed Consent Form”).  Clinical Study Site shall be responsible for providing Sponsor with a copy of each such approval, together with information about the members of the EC and all relevant correspondence with the EC. In addition, Clinical Study Site shall coordinate, and shall cause Principal Investigator to coordinate, with the EC to obtain review and approval in writing of any amendments made to a Protocol by the parties.  In the event the EC requires changes in the Protocol or Informed Consent Form, such changes shall not be implemented until Sponsor and Nordic Bioscience are notified and Sponsor gives its written approval.  In the event that the EC alters or withdraws its’ approval in any manner, Clinical Study Site shall promptly notify Sponsor and Nordic Bioscience.  The Protocol and the Informed Consent Form shall not be revised without the prior written agreement of Sponsor, Nordic Bioscience and the EC.  Clinical Study Site will use reasonable efforts to ensure that members of the EC agree to abide by the same obligations of confidentiality as apply to Clinical Study Site under this Agreement.

10.             MATERIALS

10.1.                     Sponsor will provide the Study Drug. The Clinical Study Sites will provide Materials derived from study subjects enrolled in the study to Nordic Bioscience. The term “Materials” shall include reagents and materials derived from study subjects enrolled in the Study, including blood, sera, and other biological materials. The Clinical Study Site shall use the Study Drug, and any comparator products

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided in connection with the Study, solely for the purpose of properly completing the Study and shall maintain all Study Drug and any comparator products in a locked, secured area at all times. Only those persons who are under the Principal Investigator’s, or Principal Investigators’ direct control and who will be using the Study Drug (and any comparator products) or Materials for the Study shall have access to the Study Drug (and any comparator products) or Materials. Upon termination or completion of the Study, all unused Study Drug and comparator products and all Materials shall be returned to Nordic Bioscience or at Nordic Bioscience’s sole option, destroyed.

11.             CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

11.1.                     The Clinical Study Sites and Principal Investigators shall perform the Study in strict accordance with the protocol, and any subsequent amendments thereto, applicable federal, state, and local laws, regulations and guidelines, good clinical practices (“GCP”), and instructions provided by Nordic Bioscience.  The Clinical Study Sites and Principal Investigators shall permit Nordic Bioscience and agencies such as the FDA to inspect Study records including the Subjects’ medical records. The subject informed consent form signed by the Subjects shall provide for access to the Subjects’ medical records by Nordic Bioscience and by agencies such as the FDA.

11.2.                     The Principal Investigator will direct and supervise the Study in accordance with Section 1. Nordic Bioscience and Sponsor shall have the right to (a) monitor and audit the activities of the Principal Investigator and Principal Investigators in the conduct of the Study, and (b) monitor and audit the collection of data from the Study.

11.3.                     The Clinical Study Sites and Principal Investigators shall retain all records from the Study for the time required by applicable regulations and at the sole expense of Clinical Study Sites and/or the Principal Investigator, and to allow for direct access by the applicable government agencies and representatives of Nordic Bioscience of these records, including the study subjects’ medical records.

11.4.                     Each of the Clinical Study Sites and Principal Investigators hereby represent and warrant that neither the Clinical Study Sites, the Principal Investigators nor any of the Clinical Study Sites’ agents or employees rendering services in connection with the Study is presently:  (1) the subject of a debarment action or is debarred pursuant to the Generic Drug Enforcement Act of 1992; (2) the subject of a disqualification proceeding or is disqualified as a clinical investigator pursuant to 21 C.F.R. § 312.70; or (3) the subject of an exclusion proceeding or excluded from participation in any federal health care program under 42 C.F.R. Part 1001 et seq.  Clinical Study Sites shall notify Nordic Bioscience immediately upon any inquiry concerning, or the commencement of any such proceeding concerning Clinical Study Sites, Principal Investigators or any such agent or employee.

12.             INDEMNIFICATION

12.1.                     Pursuant to a separate indemnity letter in the form of Exhibit B, the Sponsor shall provide indemnification to the Clinical Study Sites, the Principal Investigators and any agents and employees of the Clinical Study Sites from any liabilities, claims, actions or suits for personal injury or death directly arising out of the administration or use of the Study Drug during the Study.

12.2.                     The Clinical Study Sites and Principal Investigators shall defend, indemnify and hold harmless Nordic Bioscience, Sponsor and any agents and employees of Nordic Bioscience and Sponsor from any liabilities, claims, actions or suits for personal injury or death directly arising from the negligence or willful misconduct of the Clinical Study Sites, Principal Investigators or their representatives.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.                               STUDY SUBJECT INJURY

If a study subject experiences an adverse reaction to the Study Drug, Sponsor shall provide reimbursement for reasonable and necessary medical expenses incurred by the study subject for the treatment of these adverse reactions pursuant to the separate indemnity letter in the form of Exhibit B.  Neither Nordic Bioscience nor Sponsor will be responsible for any adverse reactions, which are the result of the negligence or misconduct of the Clinical Study Sites, Principal Investigators or any of their representatives.

14.             TERM; TERMINATION

14.1.                     This Agreement shall commence on the date of signature of this Agreement and shall continue until delivery of the final validated Case Report Forms. The completion date is dependent on the delivery to the Clinical Study Sites by Nordic Bioscience of all supplies to be provided by Nordic Bioscience and necessary to the conduct of the Study. Any delay due to the failure of supply by Nordic Bioscience, shall be added to the term of the Study. Clinical Study Sites shall have the right to extend the Agreement should there be any delay due to the failure of the supply by Nordic Bioscience.

14.2.                     This Agreement may be terminated:

14.2.1.                by a Clinical Study Site upon thirty (30) days’ prior written notice only for serious causes resulting in the material breach by Nordic Bioscience of its obligations to such Clinical Trial Site and only if not cured in a timely manner using reasonable commercial efforts;

14.2.2.                by Nordic Bioscience immediately upon written notice;

14.2.3.                by either a Clinical Study Sites or Nordic Bioscience immediately if the applicable Principal Investigator is unable to continue to serve and a successor acceptable to both the Clinical Study Site and Nordic Bioscience is not available; or

14.2.4.                upon the occurrence of an event qualifying as a termination event as described in the Protocol.

14.3.                     Upon the effective date of termination, the applicable Clinical Study Site(s) shall conduct an accounting, which is subject to verification by Nordic Bioscience.  Within thirty (30) days after Nordic Bioscience’s receipt of adequate documentation, Nordic Bioscience will make payment to the applicable Clinical Study Site(s) unless Nordic Bioscience objects to any charge, in which case, the parties shall use best efforts to resolve expeditiously any disagreement.  The payments made by Nordic Bioscience subject to this Section 14.3, will be for:

14.3.1.                all services properly rendered and monies properly expended by the Clinical Study Site prior to the date of termination and not yet paid for; and

14.3.2.                any reasonable non-cancelable obligations properly incurred for the Study by the Clinical Study Site prior to the effective date of termination.

14.3.3.                The Clinical Study Site shall credit or return to Nordic Bioscience any funds not expended by the Clinical Study Site for the Study prior to the effective termination date.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4.                     Immediately upon receipt of a notice of termination, the Principal Investigator shall stop enrolling study subjects into the Study and shall cease conducting procedures on study subjects already enrolled in the Study as directed by Nordic Bioscience, to the extent medically permissible and appropriate.

14.5.                     Termination of this Agreement by Nordic Bioscience or the Clinical Study Sites shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Sections 3, 5, 6, 7, 8, 10, 11, 12, 14, 15, 17 and 18 of this Agreement survive the termination of this Agreement.

14.6.                     If this Agreement is terminated prior to completion of the Study, the Clinical Study Sites shall furnish Nordic Bioscience an acceptable investigator’s report for the Study.

15.             MISCELLANEOUS

This Agreement and the Protocol may only be amended by the mutual written consent of the parties to this Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and the Protocol, the terms of this Agreement shall govern. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement. No waiver of any term, provision or condition of this Agreement in any instance shall be considered to be a continuing waiver of the same term, provision or condition, or of any other term, provision or condition of this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall be one document binding on all the parties even though each of the parties may have signed different counterparts. This Agreement shall also be considered executed by the parties upon receipt by Nordic Bioscience by facsimile transmission of the counterparts signed by all the parties.  This Agreement shall be interpreted under the laws of the state or province and country in which the applicable Clinical Study Site conducts the Study.

15A.  ASSIGNMENT

Neither CCBR nor a Clinical Study Site nor a Principal Investigator may assign or transfer any rights or obligations under this Agreement without the written consent of Nordic Bioscience.  Upon Nordic Bioscience’s or Sponsor’s request, CCBR may assign this Agreement to Nordic Bioscience or to Sponsor or to a third party, and thereafter CCBR shall not have any obligations or liabilities under this Agreement, and CCBR shall obtain from each Clinical Study Site such Clinical Study Site’s prior consent to such an assignment.  Each affected Clinical Study Site will be given prompt notice of such assignment by the assignee.

16.             ACKNOWLEDGEMENT OF PRINCIPAL INVESTIGATORS

CCBR shall obtain an executed Acknowledgement of Obligations from each Clinical Investigator, including each Principal Investigator, participating in the Study under this Agreement, in the form of Exhibit A hereto, prior to the date that any such Clinical Investigator shall commence performing services for the Study.  “Clinical Investigator” means a listed or identified investigator or subinvestigator for the Study who is directly involved in the treatment or evaluation of research subjects and such investigator’s spouse and each dependent child of such investigator.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.                               FINANCIAL DISCLOSURE

The Clinical Study Sites agrees that, for each listed or identified Clinical Investigator who is directly involved in the treatment or evaluation of research subjects, shall return to Nordic Bioscience a financial disclosure form that has been completed and signed by such Clinical Investigator, which shall disclose any applicable interests held by those investigators or subinvestigators or their spouses or dependent children. The Clinical Study Sites shall ensure that all such forms are promptly updated as needed to maintain their accuracy and completeness during the Study and for one year after its completion. The Clinical Study Sites agrees that the completed forms may be subject to review by governmental or regulatory agencies, Nordic Bioscience and their agents, and the Clinical Study Sites consents to such review. The Clinical Study Sites further consents to the transfer of its financial disclosure data to Nordic Bioscience country of origin, and to the United States of America (“U.S.”) if the Clinical Study Sites is outside of the U.S., even though data protection may not exist or be as developed in those countries as in the Clinical Study Site’s own country.

18.             ELECTRONIC RECORDS

If the data produced by the Clinical Study Sites will be used in support of an application to the United States Food and Drug Administration (“FDA”) and if the Clinical Study Sites uses electronic systems for creating, modifying, maintaining, archiving, retrieving or transmitting any records that are required by, or subject to inspection by, the FDA, including, but not limited to, CRFs, medical records, informed consent forms, test results, or other source documents, then the Clinical Study Sites warrants that its systems for such electronic records are in compliance with Section 21 of the United States Code of Federal Regulations, Part 11. The Clinical Study Sites further warrants that, in order to comply with Part 11, it will not use any electronic signatures on any documents required by, submitted to, or supporting a submission to the FDA unless it has certified to the FDA that it intends such electronic signatures to be the legally binding equivalent of a hand-written signature.

19.  SPONSOR AS THIRD PARTY BENEFICIARY OF CERTAIN PROVISIONS

It is understood and agreed that Sponsor is a third party beneficiary of Sections 3, 5, 6, 7, 11 and 12 of this Agreement

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S	CENTER FOR CLINICAL AND BASIC RESEARCH A/S, on behalf of itself and each of the Clinical Study Sites

Hans Chr. Hoeck , MD, CEO
Bente Riis, MD, CEO

Signature	Signature

Date:	Date:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRINCIPAL INVESTIGATOR’s ACKNOWLEDGEMENT OF OBLIGATIONS

The undersigned Clinical Investigator acknowledges and agrees that I and Center for Clinical and Basic Research, Denmark have entered into a Clinical Trial Agreement with Nordic Bioscience A/S representing the interests of Radius Health, Inc. to perform the clinical study under Protocol No. BA058-05-007:

“A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis”

I agree that Center for Clinical and Basic Research, Denmark was authorized to enter into the Agreement on my behalf.

My payment for my involvement in the trial will not in any way be dependant of the outcome of the trial. I will not be paid bonuses or the like in case of positive or negative results. I (including for purposes of this paragraph my spouse and my dependent children, in each case to the extent applicable) do not own nor shall I become entitled to own any of the Radius Health, Inc. securities that are subject to the certain Stock Issuance Agreement entered into between Radius Health, Inc. and Nordic Bioscience A/S or to otherwise receive any compensation or other benefit from such Radius Health, Inc. securities or the proceeds of such Radius Health, Inc. securities.

I will, prior to shipment of clinical supplies to my Clinical Study Site provide Nordic Bioscience with all original documentation necessary for submission to regulatory authorities, including the U.S. Food & Drug Administration, including a completed and signed FDA Form 3455 and Form 1572.

I agree to comply with all the terms and conditions set forth in the Protocol and in the Agreement and to be responsible for assuring that any investigators and study staff under their direct supervision performing work for the Study contemplated by the Agreement and the Protocol similarly comply with the terms and conditions contained therein.

NAME AND ADDRESS OF PI

Date:

Sign:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment K

Indemnity Letter Template

[RADIUS HEALTH, INC. LETTERHEAD]

[Name of Clinical Study Site]

[Address]

[City, State, Country]

CCBR-Ballerup, Ballerup Byvej 222, DK-2750 Ballerup, Denmark

CCBR-Ålborg, Hobrovej 42D, DK-9000 Ålborg, Denmark

CCBR-Vejle, Orla Lehmannsgade 1, DK-7100 Vejle

CCBR-Tallinn, Pärna 4, 10128 Tallinn, Estonia

CCBR-Warsaw, Al. Dzieci Polskich PL04-730 Warsaw

CCBR-Lodz, Lodzkie Centrum Osteoporozy, Al. Pilsudskiego 9, PL90-368 Lodz

CCBR Hong Kong, Center for Health and Medical Research, Hong Kong, 6 Floor, Tower II, New World Tower, 18 Queen’s Road Central, Hong Kong

[Add backup sites?]

Re:  Clinical Trial No. BA058-05-007 (the “Study”) Risk Allocation

Dear Ladies and Gentlemen:

This letter is delivered to you pursuant to Section 13 of the certain Clinical Trial Agreement dated                  , 2012 among Center for Clinical and Basic Research A/S (“CCBR”) on behalf of itself and its affiliates CCBR-Ballerup, CCBR-Ålborg, CCBR-Vejle, CCBR-Tallinn, CCBR-Warsaw, CCBR Lodz and CCBR Hong Kong and Nordic Bioscience (“Nordic Bioscience”), representing the interests of Radius Health, Inc. (“Radius”) (the “Agreement”).  Capitalized terms used in this letter and not defined in this letter are used with the Agreement.  The Agreement concerns the performance of the Study in accordance with Radius Protocol No. BA058-05-007 “A Randomized, Double-Blind, Placebo Controlled, Phase 2 Study of BA058 Administered as a Coated Transdermal Microarray Delivery System (BA058 Transdermal) in Healthy Postmenopausal Women with Osteoporosis”  (the “Protocol”).

1.              Subject to Paragraph 3, Radius hereby agrees to defend, indemnify and hold harmless [CLINICAL STUDY SITE NAME] (“Clinical Study Site”), including its officers and administrators, employees and agents,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including the Principal Investigator and his/her co-investigators and assistants in the Study (collectively, “Indemnitees”) from and against any and all damages, suits, judgments, and liabilities (including expenses and reasonable attorneys’ fees) (collectively, “Losses”) arising from or related to any third party claims of injury, illness or adverse side effects to a patient in the Study that are attributable to the Study Drug.  The indemnification obligation set forth in this Paragraph 1 shall not apply in the event and to the extent that:  (a) such Loss(es) arose as a result of intentional misconduct or negligence by Indemnitees; or (b) the Principal Investigator and those assisting him/her did not adhere to the terms of the Protocol and to Radius’ written instructions relative to the use of Study Drug or failed to employ reasonable care in the conduct of the Study in conformity with the generally accepted standards of the medical community or violated any applicable laws or regulations in any material respect.  For purposes of this Paragraph 1, a violation shall be deemed “material” if it adversely affects the safety, health or welfare of Study subjects.

2.              In the event a patient participating in the Study suffers an illness or injury which the Principal Investigator and Radius reasonably determine to be an adverse reaction directly associated with the Study Drug, and not due to a reason other than the Study Drug, then subject to the provisions of Paragraph 3, Radius shall pay all necessary and reasonable medical and hospital expenses directly associated with the medical treatment of such adverse reaction which are in excess of that portion covered by the patient’s own insurance or other insurance, or third-party payment programs.  In the event diagnostic procedures are required to determine the etiology of the patient’s symptoms, Radius shall pay the reasonable expense of such diagnostic work-up without regard to the final diagnosis, so long as Radius agrees to the need for the diagnostic work-up but Radius shall not be responsible for expenses connected with the subsequent treatment of the patient if the work-up establishes that the patient’s symptomology is not related to the administration of the Study Drug.  Payments under this Paragraph 2 shall be in addition to any payments specified in Paragraph 1.

3.              To receive the benefit of Paragraph 1 or Paragraph 2, the appropriate personnel at Clinical Study Site must (a) promptly notify Nordic Bioscience and Sponsor in writing of any claim of injury, illness, adverse side effects or adverse reaction to the Study Drug; provided, that failure to give such notice shall not relieve Radius of its obligations under Paragraph 1 or Paragraph 2 except where, and solely to the extent that, such failure actually and materially prejudices the rights of Radius; (b) tender to Radius (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by an Indemnitee or that imposes any obligation on an Indemnitee shall be made without the Indemnitee’s consent; and (c) cooperate fully with Radius in its handling of such claim or suit.  A Clinical Study Site’s failure to perform its obligations under this Paragraph 3 shall relieve Radius of its obligations under Paragraphs 1 and 2. [Radius will reimburse Indemnitees for all reasonable expenses incurred at Radius’ request in connection with this Paragraph 3 except to the extent and in the proportion that Indemnitees are responsible under Paragraph 1].

4.              Any notice to Radius shall be in writing and shall be deemed given to Radius when delivered by hand or sent by internationally recognized overnight courier (such mailed or courier notice to be effective on the date which is two (2) business days after the date of mailing) or sent by facsimile (such notice sent by telefax to be effective one (1) business day after sending, if immediately confirmed by overnight courier as aforesaid), in each case addressed to the following addresses: Radius Health, Inc., 201 Broadway, 6th Floor, Cambridge, MA 02139 USA Attn: [              ], Fax No.: 01.617.551.4701; Phone No.: 01.617.444.1834.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has executed this letter intending it to take effect as of                       , 2010.

RADIUS HEALTH, INC.

By:
Name, Title

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Study Protocol

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 1 TO WORK STATEMENT NB-2

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-2 under the Agreement (“Work Statement NB-2”) as of February 21, 2012 (“Effective Date”).

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 1 to Work Statement NB-2 (“Amendment No. 1”) effective as of November 6, 2013 (“Amendment Date”). Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-2.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1. Addition of Antibody Surveillance Program (a) At Radius’ request, NB will initiate an antibody surveillance program at CCBR and non-CCBR sites to monitor any patients with positive antibodies in the clinical study that is the subject of Work Statement NB-2 (collectively, “Ab Services”). Radius wishes to provide for payment to NB for these Ab Services under Work Statement NB-2.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall apply to the personnel, including Clinical Investigators, that perform the Ab Services.  NB shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c) A new section at the bottom Attachment B to Work Statement NB-2 (Budgets, Fees, Pass-through Costs, and Payment Schedule*) is hereby amended to read in full as follows:

“Antibody — BA058-05-007

Cost Proposal 08 October 2013

Sponsor:	RADIUS
Protocol ID:	Antibody - BA058-05-007
Development Phase:	N/A
Disease:	Osteoporosis
Nordic Start Study Activity	1-Jun-13
Expected Date of first follow up patient first visit	20-Nov-13	Based on FPLT 20-MAR-2013
Expected Date of last follow up patient first visit	31-Dec-13	Based on LPLT 31-JUN-2013
Expected Date of last follow up patient last visit	1-Jul-14	Based on Last FUP last visit 6 months after Last FUP first vist
Expected Length of total Follow-up period (months):	12

Duration of Nordic Involvement	13
Number of visits per patient:	2	Estimated 2 extra samples per positive patient up to a period of 12 months after last study drug.
Number of Countries:	4

Number of Sites:	9

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Total Budget	EURO
Clinic Fee	€40 per scheduled visit; €96 per unscheduled visit	All visits unsheduled
CRO Activities (Nordic Bioscience)	19,630	Period until LPLV in 005 is partly covered in existing work orders. Only extra is increased study and site management and pharmacovigilance

Central Lab Fee (Synarc Lab)	€26.40 per sample per patient	Shipment not included. Shipment be invoiced as pass through. Estimated to be 4.000 Euro

EDC system	0	Not applicable

Pass through Cost	EURO
Translation	Not included
Investigator Meeting	Not included
Lab shipments	Not included
Submission to EC and CA	Not included
EDC system	Not included
Data Monitoring Committe	Not included
Patient insurrance	Not included
Annual reports to the FDA	Not included
External advisory Board	Not included
Statistical Data analysis and Clinical Study Report	Not included

The CRO fee is not subject to any adjustment for the number of antibody positive patients. The Clinic Fee and Central Lab Fee will be adjusted to reflect the actual number of antibody positive patients and visits completed for surveillance activities. The Central Lab Fee will be adjusted on a pro rata basis based on the number of samples per antibody positive patient.

The purchase price for the Ab Services shall be paid solely in cash as follows:

(a)  The CRO fee shall be paid in fixed monthly installments over the expected 13 month period of delivery of the Ab Services commencing June 1, 2013 with an expected last patient, last follow-up visit of July 1, 2015 equal to €1,510 per month.

(b) The Clinic fee shall be paid as clinic visits and procedures are performed based on a scheduled visit fee of €40 and an unscheduled visit fee of €96.

(c) The Central Lab Fee shall be paid as clinic visits and procedures are performed based on €26.40 per sample per antibody positive patient.

(d) Shipping shall be paid as a pass-through costs as incurred.

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 3, all of the terms, provisions and conditions of the Agreement and Work Statement NB-2 are hereby ratified and confirmed and shall remain in full

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force and effect.  The term “Work Statement NB-2”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-2 as amended by this Amendment No. 1.

3.  General.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument

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IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 1 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ B. Nicholas Harvey	/s/ Bente Juel Riis
By: B.N. Harvey	By: Bente Juel Riis
Title: CFO	Title: CEO

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525